UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2016

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Delay in Distribution Payment

On April 12, 2016, the board of directors of Resource Real Estate Opportunity REIT, Inc. (the “Company”) approved a $0.05 per share cash distribution to the Company’s common stockholders of record at the close of business on May 27, 2016, which distribution was to be paid on May 31, 2016. On May 31, 2016, the board of directors approved a delay in the payment of such distribution from May 31, 2016 to June 3, 2016, or some later date in June 2016 as deemed appropriate by an officer of the Company, to allow the Company to register with the Securities and Exchange Commission additional shares of common stock to be issued to stockholders pursuant to its distribution reinvestment plan.

Second Amended and Restated Distribution Reinvestment Plan

On May 31, 2016, the board of directors approved the Second Amended and Restated Distribution Reinvestment Plan (the “Second Amended DRP”), which provides for the issuance of an additional $120,000,000 of common stock to the Company’s existing stockholders through the reinvestment of distributions they receive from the Company. The other terms of the Second Amended DRP are materially consistent with the terms of the prior Amended and Restated Distribution Reinvestment Plan.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Ex. 99.1	Second Amended and Restated Distribution Reinvestment Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: May 31, 2016	By:	/s/ Alan F. Feldman
Alan F. Feldman Chief Executive Officer (Principal Executive Officer)